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                                                                     EXHIBIT 3.2

                  BUTTERFIELD & BUTTERFIELD, AUCTIONEERS CORP.

                                   * * * * * *
                                     BY-LAWS
                                   * * * * * *

                                   ARTICLE I

                                     OFFICES

         SECTION 1. The principal office shall be located in San Francisco, California.

         SECTION 2. The corporation may also have offices at such other places both within and without the State of California as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         ANNUAL MEETING OF SHAREHOLDERS

         SECTION 1. All meetings of shareholders for the election of directors shall be held in San Francisco, State of California, at such place as may be fixed from time to time by the board of directors.

         SECTION 2. The annual meeting of shareholders shall be held on a date and at a time designated by the Board of Directors, provided that the date so designated shall be not more than fifteen months after the preceding annual meeting. At each annual meeting there shall be elected a board of directors, and such other business as may properly be brought before the meeting shall be transacted.






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         SECTION 3. Written notice of the annual meeting stating the place, day and hour of the meeting shall be given to each shareholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. Such notice shall specify any matters which the board of directors intends to present for shareholder action, and the names of management's nominees for election as directors.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

         SECTION 1. Special meetings of the shareholders, for any purpose or purposes, unless otherwise provided by statute or by the articles of incorporation, may be called at any time by the chairman of the board, the board of directors, or the holders of not less than ten percent of all the shares entitled to vote at the meeting. Special meetings of shareholders may be held within or without the state of California.

         SECTION 2. Written notice of a special meeting of shareholders, stating the place, date, and hour, and the general nature of the business to be transacted, shall be given to each shareholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting.




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         SECTION 3. The business transacted at any special meeting of shareholders shall be limited to the business stated in the notice.


                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK


         SECTION 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting to another time or place, not more than forty-five days distant, without notice other than announcement at the meetings, until a quorum be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders (except on the election of




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directors) unless the vote of a greater number of shares of stock or voting by classes is required by law or the articles of incorporation.

        The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken, other than adjournment, is approved by the holders of at least a majority of the shares, present in person or represented by proxy, required to constitute a quorum.

         SECTION 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter (other than the election of directors) submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact, and filed with the secretary of the corporation. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.

         SECTION 4. At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder




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has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

         SECTION 5. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting. In the case of election of directors, (except where filling a vacancy on the board which has not been filled by the directors) such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors.


                                   ARTICLE V

                                    DIRECTORS

         SECTION 1. The number of directors shall be two. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director



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elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall- hold office until the first annual meeting of shareholders.

         SECTION 2. Vacancies (including those caused by removal of a director) and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified.

         SECTION 3. The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors except as by the articles of incorporation or by these by-laws required to be approved by the shareholders, or otherwise limited by statute.

         SECTION 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of California, at such place or places as they may from time to time determine.

         SECTION 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.





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                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS



         SECTION 1. Meetings of the board of directors, regular or special, may be held either within or without the State of California.

         SECTION 2. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of the shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

         SECTION 3. Regular meetings of the board of directors may be held at such time and at such place as shall from time to time be fixed by the board. Such regular meetings may be held without notice.

         SECTION 4. Special meetings of the board of directors may be called by the president or the chairman of the board or any vice president or the secretary or any two directors, by giving four days' notice by mail or 48 hours' notice by telephone or telegraph or in person.

         SECTION 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the



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business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 6. Two of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If quorum shall hot be present at any meeting of directors, majority of the directors present thereat may adjourn the meeting from time to time, up to 24 hours, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 7. Members of the board may participate, and shall be deemed to be present in person, in a meeting through use of conference telephone or similar communications equipment so long as all members participating can hear one another.

         SECTION 8. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed individually or collectively by all of the directors entitled to vote with respect to the subject matter thereof .




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                                  ARTICLE VII

                               EXECUTIVE COMMITTEE



         SECTION 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise provided by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.


                                  ARTICLE VIII

                                     NOTICES


         SECTION 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, such notice may be given personally or in writing, by mail or other means of written communication with postage thereon prepaid, addressed to such director at his known office or home address, or to a shareholder, at his address as it appears on the records of the corporation,



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and such notice shall be deemed to be given at the time when mailed notice shall be deposited in the United States mail, or as otherwise provided by statute.

         SECTION 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE IX

                                    OFFICERS

         SECTION 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

         SECTION 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

         SECTION 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers





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and perform such duties as shall be determined from time to time by the board of directors.

         SECTION 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE PRESIDENT

         SECTION 6. The president shall be the chief executive officer and general manager of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried in effect.

         The President may sign and execute in the name of the corporation deeds, bonds, mortgages, notes and other instruments authorized by the board of directors and, in general, shall perform all duties as are incident to the office of President or as are prescribed by the board of directors.





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                               THE VICE-PRESIDENTS

         SECTION 7. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

         SECTION 8. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.



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         SECTION 9. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                     THE TREASURER AND ASSISTANT TREASURERS

         SECTION 10. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall be the chief financial officer of the corporation.

         SECTION 11. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         SECTION 12. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for




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the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         SECTION 13. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE X

                                 INDEMNIFICATION

         SECTION 1. The Corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Corporation for purposes of this Section, an "agent" of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership,



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joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. The Corporation may purchase and maintain insurance on behalf of any such agent against any liability asserted against or incurred by such person in such capacity arising out of such person's status as an agent of the Corporation whether or not the Corporation has the power to indemnify the person against such liability under applicable law.

                             CERTIFICATES FOR SHARES

         SECTION 2. The shares of the corporation shall be represented by certificates signed by the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

         When the corporation is authorized to issue shares of more than one class or series there shall be set forth upon the face of the certificate or to the back of the certificate with a clear reference thereto on the face, a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof, or a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the articles and any certificates of determination establishing the





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same, or a statement setting forth the office of the corporation from which shareholders may obtain, upon request and without charge, a statement of the rights, preferences, privileges and restrictions, as aforesaid.

         SECTION 3. The signatures of the officers of the corporation upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

         SECTION 4. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

         SECTION 5. Upon surrender to the corporation or the transfer agent of the corporation



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of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                            CLOSING OF TRANSFER BOOKS

         SECTION 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be



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taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of the business day next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted (or sixty days before payment of the dividend, whichever is later), as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                             REGISTERED SHAREHOLDERS

     SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of California.






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                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    DIVIDENDS

         SECTION 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.

         SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporations, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         SECTION 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.





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                                      SEAL

         SECTION 5. The corporate seal shall have inscribed thereon the name of the corporation, the date of its incorporation and the words "Corporate Seal, California".

                                  ARTICLE XII

                                   AMENDMENTS

         SECTION 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal was contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.

         The board of directors shall not make or alter any by-law fixing their number.

                                  ARTICLE XIII

                           DIRECTORS' ANNUAL REPORT

         SECTION 1. To the extent permitted by law, the Directors are discharged from any obligation they may have to make or present annual reports to the shareholders of the corporation, but nothing herein shall prohibit the board from making such annual or periodic reports as they consider appropriate.




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                     BUTTERFIELD & BUTTERFIELD, AUCTIONEERS

                              AMENDMENT TO BY-LAWS


         Section 1 of Article V of the By-laws of this corporation is hereby amended to read in its entirety as follows:

                  Section 1. The authorized number of directors shall not be less than three nor more than five. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

         Section 1 of Article IX of the By-laws of this corporation is hereby amended to read in its entirety as follows:

                  Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board or a president, or






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         both, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

         Article IX of the By-laws is hereby amended by the addition of a new
Section 5a, which reads in its entirety as follows:

                  Section 5a. The chairman of the board, if there be such officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the By-laws.

         Section 6 of Article IX of the By-laws of this corporation is hereby amended to read in its entirety as follows:

                  Section 6. The president shall be the chief executive officer and general manager of the corporation, shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have general and active management of the business of the corporation and shall see





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         that all orders and resolution of the board of directors are carried in effect.

                  The president may sign and execute in the name of the corporation deeds, bonds, mortgages, notes and other instruments authorized by the board of directors and, in general, shall perform all duties as are incident to the office of president or as are prescribed by the board of directors.






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